Exhibit 99.1

Sept. 3, 2009

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	Cynthia Williams
Sr. Vice President	Sr. Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1478

BB&T Corporation CEO to speak Sept. 16 at Barclays Capital Global Financial Services Conference

     WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said that Chief Executive Officer Kelly King will present at the Barclays Capital Global Financial Services Conference at the Hilton New York in New York City on Wednesday, Sept. 16, at 10:30 a.m.

     King’s presentation will focus on BB&T’s financial performance and corporate strategy.

     A live audio webcast will be available on BB&T’s Web site at BBT.com/investor. Presentation slides will be posted on the site prior to the event. A replay of the presentation will be available at BBT.com following the live event and remain on the site for 30 days.

     With $152.4 billion in assets as of June 30, Winston-Salem, N.C.-based BB&T Corporation (NYSE: BBT) is the nation’s 10th largest financial holding company. Founded in 1872, it operates more than 1,500 financial centers in 11 states and Washington, D.C. More information about the company is available at BBT.com.

###